As filed with the Securities and Exchange Commission August 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUQUESNE LIGHT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1598483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

411 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Duquesne Light Holdings, Inc. 2002 Long-Term Incentive Plan

(Full title of the plan)

Morgan K. O’Brien

President and Chief Executive Officer

411 Seventh Avenue

Pittsburgh, PA 15219

(Name and address of agent for service)

(412) 393-6000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (no par value)	1,000,000	$19.10(2)	$19,100,000	$2,420

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the New York Stock Exchange on August 16, 2004.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) incorporates by reference the contents and information set forth in the Registration Statement on Form S-8 (Reg. No. 333-102812) filed with the Securities and Exchange Commission on January 29, 2003, pursuant to which the Registrant registered 2,690,468 shares of the Company’s common stock under the Registrant’s 2002 Long-Term Incentive Plan (the “LTIP”). This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

On May 27, 2004, the Registrant increased the number of shares available under the LTIP by 1,000,000 shares. The amended LTIP was approved at the Registrant’s Annual Meeting of Stockholders held on May 27, 2004. This Post-Effective Amendment increases the total number of shares under the LTIP registered under the Registration Statement to 3,690,468.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989; Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992; Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994; Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 1-10290)).

4.2	By-Laws, as amended through September 30, 2003 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 1-10290)).

5.1	Opinion of Douglas L. Rabuzzi, Assistant General Counsel of the Registrant, as to the legality of the shares being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Douglas L. Rabuzzi, Assistant General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 18th day of August 2004.

DUQUESNE LIGHT HOLDINGS, INC.

By:	/s/ MORGAN K. O’BRIEN
Morgan K. O’Brien President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

	Signature	Capacity	Date

	/S/ MORGAN K. O’BRIEN Morgan K. O’Brien	President and Chief Executive Officer (Principal Executive Officer) and Director	August 18, 2004

	/S/ STEVAN R. SCHOTT Stevan R. Schott	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 18, 2004

	/S/ SUSAN S. MULLINS Susan S. Mullins	Controller (Principal Accounting Officer)	August 18, 2004

	* Doreen E. Boyce	Director

	* Robert P. Bozzone	Director

	* Charles C. Cohen	Director

	* Sigo Falk	Director

	* Joseph C. Guyaux	Director

	* David M. Kelly	Director

	* Steven S. Rogers	Director

	* John D. Turner	Director

*By	/S/ STEVAN R. SCHOTT Stevan R. Schott	Attorney-in-Fact	August 18, 2004

II-2

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989; Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992; Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994; Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 1-10290)).

4.2	By-Laws, as amended through September 30, 2003 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 1-10290)).

5.1	Opinion of Douglas L. Rabuzzi, Assistant General Counsel of the Registrant, as to the legality of the shares being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Douglas L. Rabuzzi, Assistant General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney.

II-3